Exhibit 10.16
MIMEDX GROUP, INC.

2016 EQUITY AND CASH INCENTIVE PLAN
Non-Employee Director Restricted Stock Unit Agreement
THIS RESTRICTED STOCK UNIT AGREEMENT (this "Agreement") dated as of the ___ day of                 , 20___ (the “Grant Date”), between MiMedx Group, Inc. (the "Company") and _________________ (the "Participant"), is made pursuant and subject to the provisions of the Company's 2016 Equity and Cash Incentive Plan (the "Plan"), a copy of which is attached hereto. All terms used herein that are defined in the Plan shall have the same meaning given them in the Plan.
1.Grant of Restricted Stock Units.
(a)    Pursuant to the Plan, the Company, on the Grant Date granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, this Restricted Stock Unit Award with a value of $_____ (the “Award Value”).
(b)    The number of restricted stock units (“RSUs”) shall be determined by dividing the Award Value by the closing stock price of the Company on the Determination Date.
(c)    The “Determination Date” shall mean the earlier of (i) the Vesting Date, or (iii) the date that is 30 calendar days following the date on which the Company has both (x) filed with the United States Securities and Exchange Commission its audited financial statements for the fiscal year ending December 31, 2019, and (y) has become current with all other filing requirements of the SEC or has been excused therefrom. If the Determination Date is the Vesting Date, the determination of the number of RSUs shall be deemed to have occurred immediately prior to their vesting and settlement.
(d)    Each RSU represents the right to receive one share of Common Stock (a "Share"). The RSUs will vest as set forth in Section 2 below and, upon vesting, will be settled as set forth in Section 3 below.
2.    Vesting of the RSUs. Subject to earlier expiration, termination or vesting as provided herein, the RSUs will become vested as follows:
(a)    Time-Based Vesting. The RSUs will become vested in full upon the earlier to occur of (i) the first anniversary of the Date of Grant, and (ii) the [YEAR] annual meeting of the Company’s shareholders (such date upon which the RSUs vest in full, the “Vesting Date”), provided the Participant has been continuously providing services as a non-employee director of the Company from the Date of Grant until such Vesting Date.
(b)    Change in Control. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the RSUs shall become fully vested at the time of the Change in Control, provided the Participant has been continuously providing services as a non-employee director of the Company from the Date of Grant until the time of the Change in Control. For purposes of this Agreement, “Vesting Date” shall be deemed to include the date upon which a Change in Control occurs.
(c)    Death and Disability. Additionally, if the Participant's service as a non-employee director of the Company is terminated on account of the Participant's death or Disability, the RSUs shall become fully vested upon termination of the Participant's service as a non-employee director of the Company on account of the Participant's death or Disability. For purposes of this Agreement, “Vesting Date” shall be deemed to include the date of termination of the Participant’s service as a non-employee director of the Company on account of the Participant’s death or Disability.

Non-Employee Director

3.    Settlement of RSUs.
(a)    Except as otherwise required by applicable law or as set forth below or in the Plan, the Company shall cause one Share to be issued to Participant for each RSU that vests upon an applicable Vesting Date, with such Shares to be delivered to Participant within thirty (30) days of such Vesting Date.
(b)    Notwithstanding anything herein to the contrary, in the event that (i) the Company’s shareholders have not approved an amendment to the Plan increasing the Maximum Aggregate Number of Shares issuable under the Plan from the level in effect as of the Date of Grant by the time of an applicable Vesting Date or (ii) the Company is otherwise unable to settle any vested RSUs in Shares, the Company shall cause any RSUs that vest upon such applicable Vesting Date to be settled in cash by the delivery to Participant of a cash payment equal to the aggregate fair market value of the Shares represented by the RSUs as soon as administratively practicable after such vesting date. The value of Shares shall be equal to the closing price of the Company’s Stock on the applicable vesting date.
4.    Non-Transferability of the RSUs; Securities Law Compliance.
(a)    Transfer Restrictions. Participant shall not assign or transfer any RSUs other than by will or the laws of descent and distribution. No right or interest of Participant or any transferee in the RSUs shall be subject to any lien or any obligation or liability of the Participant or any transferee.
(b)    Investment Intent. Participant represents and warrants to the Company that the Shares that Participant may acquire in respect of the RSUs would be acquired only for investment and without any present intention to sell or distribute such Shares.
(c)    Securities Law Compliance. Participant acknowledges that neither the grant of these RSUs nor the delivery of Shares, if any, upon the vesting of any RSUs has been or will be registered under the Securities Act of 1933, as amended. Notwithstanding any other provision of this Agreement or the Plan, the Participant may not sell or otherwise transfer any Shares acquired in respect of the RSUs unless the sale of such Shares is registered under the Securities Act of 1933, as amended, or unless an exemption from such registration requirement exists and the Participant provides a prior opinion of counsel acceptable to the Company as to the existence of such exemption.
(d)    Legend. Participant understands and agrees that the certificate representing any Shares acquired in respect of the RSUs shall bear a restrictive legend as follows: “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirement of said act that is then applicable to the shares, as to which a prior opinion of counsel acceptable to the issuer or transfer agent may be required.”
(e)    Delivery of Shares. The Company may postpone the delivery of any Shares issuable to Participant in respect of the RSUs for so long as the Company determines to be necessary or advisable to satisfy the following: (1) compliance of such Shares with any applicable securities law requirements; (2) compliance with any requests for representations; and (3) receipt of proof satisfactory to the Company that a person seeking such Shares on the Participant's behalf upon the Participant's Disability or upon the Participant's estate's behalf after the death of the Participant, is appropriately authorized. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with applicable state and federal securities laws, with such compliance determined by the Company in consultation with its legal counsel.
(f)    Stock Holding Requirements. Notwithstanding any other provision of this Agreement, the Shares that may be acquired by Participant in respect of the RSUs may not be sold, transferred or otherwise disposed of until the level of ownership provided in the Company’s Stock Ownership Guidelines is met, to the extent applicable to the Participant. All Shares acquired hereunder (“net” any Shares deducted for withholding) shall be subject to the terms and conditions of the Company’s Stock Ownership Guidelines, as they may be amended from time to time.

5.    Forfeiture of the RSUs. RSUs that are not vested pursuant to Sections 2(a), (b) or (c) as of the date of termination of Participant’s service as a non-employee director of the Company will be forfeited automatically at the close of business on that date (or immediately upon notice of termination for Cause). In no event may the RSUs become vested, in whole or in part, after forfeiture pursuant to this Section 5.
6.    Agreement to Terms of the Plan and this Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. All decisions and interpretations made by the Company or the Committee with regard to any question arising under this Agreement will be binding and conclusive on the Company and Participant and any other person who has any rights under this Agreement.
7.    Tax Consequences. The Participant acknowledges (i) that there may be adverse tax consequences upon acquisition or disposition of the Shares or, if applicable, cash payment that may be received upon vesting of the RSUs and (ii) that Participant should consult a tax adviser prior to such acquisition or disposition. The Participant is solely responsible for determining the tax consequences of the Restricted Stock Unit Award and for satisfying the Participant’s tax obligations with respect to the Restricted Stock Unit Award (including, but not limited to, any income or excise tax as resulting from the application of Code Sections 409A or 4999 or related interest and penalties), and the Company and its Affiliates shall not be liable if this grant is subject to Code Sections 409A, 280G or 4999.
8.    Fractional Shares. Fractional Shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional Share such fractional Share shall be disregarded.
9.    Change in Capital Structure. The RSUs shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.
10.    Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to the RSUs, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:
If to the Company:    MiMedx Group, Inc.
1775 West Oak Commons Ct. NE
Marietta, Georgia 30062
Attn: General Counsel

If to the Participant:
_____________________________
_____________________________
_____________________________

11.    Shareholder Rights. Except as provided below, Participant shall have no rights as a shareholder of the Company with respect to Shares underlying the RSUs unless and until Shares are delivered to Participant in respect of such RSUs upon vesting. Notwithstanding the above, if dividends are paid on Shares represented by the RSUs that have not yet either vested or been forfeited:
(a)    If such dividends are cash dividends, the Company shall accumulate amounts equivalent to the amount of such dividends and pay to Participant such amount upon distribution of the underlying Shares (or cash payment in respect of such Shares, if applicable) to Participant in accordance with this Agreement; and
(b)    If such dividends are Share dividends, the Company shall credit Participant with a number of additional RSUs equal to the number of dividend Shares that would have been paid to Participant if Participant’s RSUs had been Shares, with such additional RSUs being subject to the same terms and conditions as the RSUs to which such dividend credits relate (including with respect to vesting and settlement).

For the avoidance of doubt, if a Participant receives a cash payment in respect of Vested RSUs pursuant to Section 3(b) above, Participant shall have no rights as a shareholder of the Company with respect to the Shares that were previously underlying such Vested RSUs.
12.    No Right to Continued Service. Neither the Plan, the granting of the RSUs nor any other action taken pursuant to the Plan or this Agreement constitutes or is evidence of any agreement or understanding, expressed or implied, that the Company or any Affiliate shall retain the Participant as a service provider for any period of time or at any particular rate of compensation.
13.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
14.    Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
15.    Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.
16.    Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement. This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.
17.    Section 409A. Notwithstanding any of the provisions of this Agreement, it is intended that the RSUs granted pursuant to this Agreement be exempt from Section 409A of the Code as short-term deferrals, pursuant to Treasury regulation §1.409A-1(b)(4), or otherwise comply with Section 409A of the Code. Notwithstanding the preceding, neither the Company nor any Affiliate shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority have any jurisdiction over such matter determines for any reason that the RSUs are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code. For the avoidance of doubt, the provisions of this Agreement shall be construed and interpreted consistent with Article XXII of the Plan.
18.    Compensation Recoupment Policy. Notwithstanding any other provision of this Agreement, the rights, payments and benefits with respect to the RSUs (including any amounts received by Participant in connection with a sale of Shares received upon the vesting of RSUs) shall be subject to reduction, reimbursement, cancellation, forfeiture, recoupment or return by the Company, to the extent any reduction, reimbursement, cancellation, forfeiture, recoupment or return is required under applicable law or the Company’s Compensation Recoupment Policy or any similar policy that the Company may adopt.
19.    Governing Law. This Agreement shall be governed by the governing laws applicable to the Plan.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed the Participant’s signature hereto.

COMPANY:
MIMEDX GROUP, INC.
By:_______________________________________________
Name:_____________________________________________
Title:______________________________________________
PARTICIPANT:
_________________________________________________
[Participant’s Name]

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